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                                                                    EXHIBIT 21.1

T/R SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT
AS OF JANUARY 31, 2001
(ALL 100% OWNED)






SUBSIDIARY                                           JURISDICTION
----------                                           ------------

T/R Systems Canada Inc.                              Canada


T/R Systems (Holland) B. V.                          Netherlands